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Exhibit 5.1

                      DE MARTINO FINKELSTEIN ROSEN & VIRGA
              A Partnership Consisting of Professional Corporations
                         1818 N Street, N.W., Suite 400
                           Washington, D.C. 20036-2492

              Telephone (202) 659-0494 * Telecopier (202) 659-1290
                         E-Mail Address: Buslaw@dfrv.com


Paula A. Argento                                          NEW YORK OFFICE
Brad L. Bolinger                                               _____
Ralph V. De Martino                                 90 Broad Street, Suite 1700
Steven R. Finkelstein *                            New York, New York 10004-2205
F. Alec Orudjev *                                    Telephone  (212) 363-2500
Valerie J. Pelton*                                   Telecopier (212) 363-2723
B. Henry Perez
Keith H. Peterson *
Jeffrey S. Rosen
Gerard A. Virga *
*Not Admitted To District Of Columbia Bar



                                October 16, 2000


Board of Directors
I-Link Incorporated
13751 S. Wadsworth Park Drive, Suite 200
Draper, Utah 84020

         Re:      REGISTRATION STATEMENT ON FORM S-3

Gentlemen:


         We have acted as counsel to I-Link Incorporated, a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3, File No. 333-62833 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the resale by the holders thereof of up to 148,062 shares of common stock, par value $.007 per share (the "Common Stock") to be issued or which may become issuable as dividend shares relating to shares of Class C Preferred Stock held of record as of February 22, 2000, and which may become issuable as dividend shares through September 6, 2001.



         We have examined the Articles of Incorporation, as amended, and the By-Laws of the Company, the minutes of the various meetings and consents of the Company's Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all

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DE MARTINO FINKELSTEIN ROSEN & VIRGA

Board of Directors
I-Link Incorporated
October 16, 2000
Page 2


signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.



         Based upon the foregoing, we are of the opinion that the 148,062 dividend shares which are the subject of the Registration Statement have been duly authorized and when issued in accordance with the terms of the Class C Preferred Stock will be duly authorized, fully paid and nonassessable.


         We hereby consent to be named in the Registration Statement and the prospectus contained therein as attorneys who have passed upon legal matters in connection with the offering of the securities described therein under the caption "Legal Matters." We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        DE MARTINO FINKELSTEIN ROSEN & VIRGA

                                        /s/ De Martino Finkelstein Rosen & Virga

cc:      David E. Hardy, Esquire


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